AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               OF

                   TRAVELER'S INFOCENTER INC.

               Under Sections 242 and 245 of the
                Delaware General Corporation Law


The undersigned President of Traveler's Infocenter Inc. (The "Corporation"), a corporation organized and existing under the laws of the state of Delaware, pursuant to Sections 242 and 245 of the Delaware General Corporation Law, does hereby certify as follows:

          1.          The name of the Corporation is Traveler's Infocenter
Inc.
          2. The Certificate of Incorporation of the Corporation was originally filed with the Division of Corporations on August 24, 1995.
          3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended to effect amendments or changes authorized by the General Corporation Law as follows(i) to change the 400 authorized and issued shares of Common Stock, no par value of the Corporation, into 4,000,000 issued shares of Common Stock, par value $.01 per share, the terms of change being at the rate of 10,000 shared of Common Stock, par value $.01 per share, for one issued share of Common stock, with out par value;
(ii) to increase the aggregate number of shares of Common Stock which the Corporation shall have authority to issue to 15,000,000 shares of Common Stock of the par value of $.01 per share and of the same class as the presently authorized shares; and (iii) to provide for indemnification of the directors and officers of the Corporation.

          4. The text of the Certificate of Incorporation of the Corporation is hereby restated as further amended or changed to read in its entirety as follows.

     "FIRST:       The name of the Corporation is Traveler's Infocenter Inc.
(the "Corporation")

     SECOND:      The purpose of the Corporation is to engage in any lawful
act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     The Corporation shall have all of the powers enumerated in Section 122 of the General Corporation Law, subject to any limitation provided in the General Corporation Law or any other statute in the State of Delaware.

     THIRD:         The address of the registered office of the Corporation
in the state of Delaware is, Three Christina Center, 201 N. Walnut Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Company Corporation.

     FOURTH:         A.     Authorized Shares.     The aggregate number of
shares which to Corporation shall have the authority to issue is 15,000,000 consisting of 15,000,000 shares of common stock (the "Common Stock"), par value $.01.

     B.       Common Stock     The powers, preferences and relative,
participating, optional or other special rights and the qualification, limitation or restrictions thereof, of Common Stock of the Corporation are as follows:

     I.         Voting:         Except as otherwise specifically required by
statue and subject to any special voting rights applicable to shares of Preferred Stock, if authorized and outstanding, the Common Stock shall have the sole right and power to vote on all matters on which a vote of shareholders is to be taken.
In all matters, with respect to both actions by vote and by consent, each holder of Common Stock shall be entitled to cast one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

     II.         Dividends:     Subject to any preferential dividend rights
applicable to shares of the Preferred Stock, if authorized and outstanding, and subject to any other provisions of this Certificate of Incorporation, the holders of shares of the Common Stock shall be entitled to receive equally on a per share basis such dividends and other distribution, whether in cash, stock or property, as many be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

     FIFTH:          In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors shall have the power to make, alter, amend, change, add to or repeal the By-Laws of the Corporation. The Director shall have the power to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.
     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

     SIXTH:          Election of directors need not be by written ballot.

     SEVENTH:    No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however. that nothing in the Article SEVENTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, by for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     EIGHT:          The Corporation shall, to the fullest extent permitted
by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom is shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as a action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrations of such a person.

     NINTH:         Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 270 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditor, and/or of the stockholders of class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any such reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binging on all the creditors or class or creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     TENTH:         From time to time any of the provisions of this
certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH."

          5. The amendment of the certificate of the incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I, Mark Himmelberger, President of the Corporation, have subscribed this document and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct, this 16th day of January 1995.

                                   /s/ Mark Himmelberger
                                   Mark Himmelberger, President